Exhibit 99.1

SOUTHERN COPPER CORPORATION
11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028
Telephone: +1 (602) 494-5328 - Fax: +1 (602) 494-5317

SCC PREVAILS OVER STRIKING MINERS

Phoenix, AZ, February 16, 2010- Southern Copper Corporation ("SCC"), (NYSE and LSE: PCU) announced today that a Mexican Federal Labor court ruled last Thursday, February 11, 2010, that the damages caused to the Cananea mine by the neglect and sabotage of striking workers since the commencement of labor stoppages and strikes in July 2007 resulted in force majeure providing legal basis for the termination of individual and unionized employees by SCC's subsidiary, Mexicana de Cananea, S.A. de C.V.

SCC expects due compliance of the referred ruling by the relevant federal and state authorities and looks forward to recovering control of the Cananea mine. SCC believes that once the Cananea mine has been rehabilitated copper production could reach levels comparable to those existing prior to the commencement of labor stoppages and strikes.